Exhibit 4.22

ADDENDUM TO THE LEASE DEED

This addendum dated September 15, 2024 (“Addendum”) to the lease deed dated September 15, 2024 (“Lease Deed”) is made at Gurugram.

BETWEEN

DLF Cyber City Developers Limited, a company incorporated under the Companies Act, 1956 (including any statutory modifications or re- enactments thereof) and having its registered office at 10th Floor, Gateway Tower, DLF Cyber City, Phase-III, Gurgaon 122002, Haryana (hereinafter referred to as ‘THE LESSOR’ which expression shall, unless it be repugnant to the context or meaning thereof, be deemed to mean and include its successors, transferees, nominees and assigns) acting through its authorized signatories, Mr. Raghav Sawhney and Mr. Nitish Raj Srivastava duly authorized vide board resolution dated 19.07.2023 of the First Part.

AND

M/s MakeMyTrip (India) Private Limited, a company incorporated under the Companies Act, 1956 (including any statutory modifications or re-enactment thereof) and having its registered office at 19th Floor, Tower A/B/C Epitome Building No. 5, DLF Cyber City, DLF Phase III, Gurgaon, Haryana, India, 122002 (hereinafter referred to as ‘THE LESSEE’ which expression shall, unless it be repugnant to the context or meaning thereof, be deemed to mean and include its successors) having Permanent Account Number (PAN) AADCM5146R and Tax Deduction and Collection Account Number (TAN) DELM09144C, acting through its authorized signatory, Mr. Vikash Kumar Tiwari duly authorized vide board resolution dated 17.03.2023 of the Second Part.

(Both THE LESSOR and THE LESSEE, wherever the context permits, are collectively referred to as the “Parties” and individually as the “Party”).

Capitalized words and expressions not defined herein shall have the meaning ascribed to them in the Lease Deed.

WHEREAS THE LESSEE and THE LESSOR have executed the Lease Deed in respect of area admeasuring 23,370 sq. ft. (2,171.125 sq. mtrs.) (approx.) on part of 18th Floor, Block - B, Building No. 05, DLF Cyber City, Gurugram – 122002, Haryana (hereinafter referred to as “Demised Premises”).

WHEREAS upon request of THE LESSEE, THE LESSOR has agreed to carry out certain amendments/ additions/ modifications to the Lease Deed to give effect to the understanding which is recorded in this Addendum.

NOW THIS ADDENDUM WITNESSETH AS UNDER:

1.
That this Addendum, upon execution, shall form an integral part of the Lease Deed. The contents hereof shall be effective from the date the Lease Deed becomes effective and shall be coterminous with the Lease Deed.
2.
That it has been agreed between the Parties to cause the following amendments/ additions/ modifications to the Lease Deed in the manner as provided hereunder:
2.1
That Recital “B” of the Lease Deed stands substituted with the following recital and accordingly, Recital "B” of the Lease Deed reads as under:

“B After due inspection and verification of Said Plot, Said Complex, Said Building and Demised Premises, and after considering the offer of THE LESSOR to share all approvals and sanctions including approved building plans, documents relating to title, competency, and all other relevant details, THE LESSEE is entering into this Lease Deed.”

2.2
That Clause 1(A) of the Lease Deed stands modified to the effect that the definition of “Business Operations” stands added before the definition of “Car Parking Charges” accordingly, the definition of “Business Operations” reads as under:

“ Business Operations shall mean business activities relating to information technology / information technology enabled services, carried out by THE LESSEE from the Demised Premises as per the Laws”

2.3
That Clause 1(A) of the Lease Deed stands modified to the effect that a new definition of “EOI” stands added after the definition of “Due Date” and accordingly the definition of “EOI” reads as under:

“EOI” shall mean the expression of interest dated 08th August 2024 executed in respect of leasing of the Demised Premises as provided in Annexure C-I.”

2.4
That Clause 1(A) of the Lease Deed stands modified to the effect that the definition of “LOI” stands deleted and substituted with the words “NOT USED” which reads as under:

“ NOT USED”

2.5
That Clause 1(A) of the Lease Deed stands modified to the effect that the definition of “Undisputed Amount(s)” stands added after the definition of “TDS” and accordingly, the definition of “Undisputed Amount(s) reads as under:

“ Undisputed Amount(s) shall mean all amounts jointly and severally, as set forth in Annexure C-I, which are payable by THE LESSEE in terms of the Lease Deed, and additionally shall include such other amounts that the Parties agree are payable under this Lease Deed.”

2.6
That Clause 2 of the Lease Deed stands substituted with the following clause and accordingly, Clause 2 of the Lease Deed reads as under:

“2. THE LESSOR hereby agrees to grant Demised Premises on Lease to THE LESSEE and THE LESSEE agrees to take Demised Premises on Lease from THE LESSOR for Lease Term.

During Lease Term, THE LESSEE shall have the right to use car parking spaces, as provided in Annexure T-III, in terms of this Lease Deed. Further, THE LESSEE shall also have the right to use the common areas, facilities, and amenities including areas in the basement / stilt reserved for ingress / egress and common circulation in Said Building / Said Complex / Said Plot along with other Lessees/ occupants in Said Building / Said Complex, as per terms and conditions of the Lease Deed.

THE LESSEE agrees and undertakes that it shall only conduct the Business Operations from Demised Premises which is in accordance with Laws.”

2.7
That Clause 4.5 of the Lease Deed stands substituted with the following clause and accordingly Clause 4.5 reads as under:

“4.5. Notwithstanding. other rights of THE LESSOR, all delayed payments in respect of Undisputed Amount(s) under this Lease Deed shall carry an interest, at DPI Rate, from Due Date till the date the payments are realized by THE LESSOR."

2.8
That Clause 5.4 of the Lease Deed stands substituted with the following clause and accordingly Clause 5.4 reads as under:

“5.4. Security Deposits shall be the amounts kept with THE LESSOR or its nominee(s) / assign(s) to secure the due performance of obligations including payments of all dues in respect of Undisputed Amount(s) by THE LESSEE under this Lease Deed. THE LESSOR shall be entitled, at any time, to utilize and make deduction(s) from Security Deposits of the Undisputed Amount(s) and TDS (if any), which in the opinion of THE LESSOR, is/ are equivalent to the outstanding dues of THE LESSEE in accordance with the terms of this Lease Deed. THE LESSEE shall be required to forthwith replenish Security Deposits to the full amount upon any deduction(s) made by THE LESSOR under any provision of this Lease Deed.

THE LESSOR shall provide to THE LESSEE the statement of the outstanding dues.

Any under-recovery by THE LESSOR or its nominee(s) / assign(s) / appointed contractor(s) / appointed agency(ies) / third party service provider(s) shall become payable by THE LESSEE to THE LESSOR or its nominee(s) / assign(s) / appointed contractor(s) / appointed agency(ies) / third party service provider(s) and any over-recovery by THE LESSOR or its nominee(s) / assign(s) / appointed contractor(s) / appointed agency(ies) / third party service provider(s) shall become refundable by THE LESSOR or its nominee(s) / assign(s) / appointed contractor(s) / appointed agency(ies) / third party service provider(s) to THE LESSEE. Any under-recovery by THE LESSOR shall be recovered by raising the invoice/ demand in this regard. Any refund to THE LESSEE on account of over recovery shall be refunded / adjusted within Thirty (30) days of providing such third-party auditor certificate and issuance of credit / debit note (as applicable)."

2.9
That Clause 11.1.1 of the Lease Deed stands substituted with the following Clause and accordingly, Clause 11.1.1 of the Lease Deed reads as under:

“11.1.1. Subject to availability and subject to THE LESSEE seeking prior written permission (which permission shall not be unreasonably withheld), THE LESSOR or its nominee(s) / assign(s) / appointed contractor(s) / appointed agency(ies) / third party service provider(s) may allow THE LESSEE to put Façade Signage at such location / space which may be earmarked for the purpose. The size, specification, location, aesthetics etc. of Façade Signage shall be approved by THE LESSOR or its nominee(s) / assign(s) / appointed contractor(s) / appointed agency(ies) / third party service provider(s) before its installation."

2.10
That Clause 11.2 of the Lease Deed stands substituted with the following clause and accordingly Clause 11.2 reads as under:

“11.2. Subject to availability and subject to THE LESSEE seeking prior written permission (which permission shall not be unreasonably withheld), THE LESSOR or its nominee(s) / assign(s) / appointed contractor(s) / appointed agency(ies) / third party service provider(s) may allow THE LESSEE to put directional signage / name/ logo at such location/ space which may be earmarked for the purpose. The size, specification, location, aesthetics etc. of the directional signage/ name/ logo shall be approved by THE LESSOR or its nominee(s) / assign(s) / appointed contractor(s) / appointed agency(ies) / third party service provider(s) before its installation."

2.11
That Clause 23.1.5 of the Lease Deed stands substituted with the following clause and accordingly Clause 23.1.5 reads as under:

“23.1.5. If the Demised Premises is closed / shut by THE LESSEE during business hours for 7 consecutive days without prior written notice to THE LESSOR and there is apprehension or threat to the safety and security of Demised Premises, Said Building / Said Complex or other occupants of Said Building / Said Complex, then THE LESSEE authorizes THE LESSOR to enter Demised Premises and take possession thereof. Any such action by THE LESSOR shall be without any prejudice to THE LESSOR's right to claim its dues or avail other remedies available to THE LESSOR. However, during the period Demised Premises remains closed/ shut, THE LESSEE shall not be absolved of its responsibilities to ensure that there is no risk to the safety and security of Demised Premises, Said Building / Said Complex or other occupants / visitors of Said Building / Said Complex."

2.12
That Clause 24.1 of the Lease Deed stands substituted with the following clause and accordingly Clause 24.1 reads as under:

“24.1. THE LESSEE is entitled to conduct only the Business Operations from Demised Premises which is in accordance with Laws and the license(s). THE LESSEE agrees and undertakes that it shall not use Demised Premises for purposes other than as mentioned hereinbefore."

2.13
That Clause 24.4 of the Lease Deed stands substituted with the following clause and accordingly Clause 24.4 reads as under:

“24.4. In the event, THE LESSEE merges / amalgamates / consolidates / transfers its assets and liabilities with / to any entity on account of any merger / amalgamation or consolidation of THE LESSEE then THE LESSOR may at its discretion terminate the Lease Deed and in case of such termination THE LESSOR shall enter into a fresh lease deed on the same terms and conditions of the Lease Deed and such other document(s) with new entity / transferee as may be required, provided the resultant entity/ transferee is not a competitor of THE LESSOR or is not an entity blacklisted by THE LESSOR."

2.14
That Clause 27 of the Lease Deed stands substituted with the following Clause and accordingly, Clause 27 reads as under:

“27. THE LESSOR shall allow during the term of this Lease Deed, peaceful enjoyment of· Demised Premises to THE LESSEE, subject to THE LESSEE performing all its obligations under this Lease Deed.

Except for any force majeure event, if the Demised Premises becomes uninhabitable and unusable due to reasons directly attributable to THE LESSOR for 15 consecutive days, THE LESSOR shall rectify such default within a reasonable time period from the date of receipt of THE LESSEE's written notice.

On failure of THE LESSOR to rectify the default within a reasonable time period, THE LESSEE shall be entitled to terminate the Lease Deed. Further, THE LESSEE may seek THE LESSOR to buy out the fit-outs in the Demised Premises and THE LESSOR shall purchase the said fit-outs at the depreciated value of the said fit-outs, calculated on a straight line basis for the Lease Term of the Lease Deed. The foregoing constitutes THE LESSEE’s sole right and THE LESSOR’s sole obligation in this regard.”

2.15
That Clause 31.1(i) of the Lease Deed stands substituted with the following clause and accordingly Clause 31.1(i) reads as under:

“31.1(i) Failure by THE LESSEE to comply with Laws and / or guidelines of THE LESSOR with respect to safety / security / fire safety. Safety of all occupants of Said Building / Said Complex and that of Said Building / Said Complex itself are of paramount importance and THE LESSEE will perform all acts and deeds necessary for complying with all safety requirements.

Upon any such failure of THE LESSEE to comply with the aforesaid requirements, THE LESSOR shall by notice to THE LESSEE give Thirty (30) days to THE LESSEE to rectify the default ("Cure Period"). During the Cure Period, THE LESSEE shall not operate from such portion of Demised Premises as is affected by the default till the time such default is rectified and it shall remain the responsibility of THE LESSEE to ensure that such default poses no risk to safety and security of Demised Premises, Said Building or other occupants/visitors of Said Building. On failure of THE LESSEE to rectify the default within the Cure Period, this Lease Deed shall stand terminated on the expiry of the Cure Period and THE LESSOR will be entitled to re-enter and take possession of Demised Premises without any prejudice to THE LESSOR's right to claim its dues and/ or avail other remedies available to THE LESSOR;"

2.16
That Clause 31.1(ii) of the Lease Deed stands substituted with the words “NOT USED” and accordingly, Clause 31.1(ii) reads as under:

“31.1(ii) NOT USED”

2.17
That Clause 31.l(iii) of the Lease Deed stands substituted with the following clause and accordingly Clause 31.l(iii) reads as under:

“31.1(iii) Failure by THE LESSEE to make any payments in respect of Undisputed Amount(s) within the time stipulated in this Lease Deed and where such payments remain outstanding for a period of Sixty (60) days from the Due Date and all other defaults of similar nature including dishonour of any cheque(s) given by THE LESSEE to THE LESSOR for any reason whatsoever;"

2.18
That the contents of Clause 31.1(vii) of the Lease Deed stands substituted with the words "NOT USED" and accordingly Clause 31.1(vii) reads as under:

“31.1 (vii)NOT USED”

2.19
That Clause 31.1(ix) of the Lease Deed stands substituted with the following clause and accordingly, Clause 31.1(ix) of the Lease Deed reads as under:

“31.1(ix) In the event THE LESSEE carries on and / or conducts any business from Demised Premises other than Business Operations which is in accordance with Laws;”

2.20
That the contents of Clause 31.1(x) of the Lease Deed stands substituted with the words “NOT USED” and accordingly, Clause 31.1(x) reads as under:

“31.1(x) NOT USED;”

2.21
That the contents of Clause 31.1(xii) of the Lease Deed stands substituted with the words “NOT USED” and accordingly, Clause 31.1(xii) of the Lease Deed reads as under:

“31.1(xii) NOT USED;”

2.22
That Clause 31.2 of the Lease Deed stands substituted with the following clause and accordingly Clause 31.2 reads as under:

“31.2. Except for the events of default wherein termination has been specifically provided in this Lease Deed, upon occurrence of any one or more of other event(s) of default under this Lease Deed including but not limited to those provided in clause 31.1 above, THE LESSOR shall by written notice to THE LESSEE give Thirty (30) days to THE LESSEE to rectify the default. On failure of THE LESSEE to rectify the default within Thirty (30) days so provided, this Lease Deed shall stand determined on expiry of said Thirty (30) days and THE LESSOR will be entitled to re-enter and take possession n of Demised Premises without any prejudice to THE LESSOR's right to claim its dues or avail other remedies available to THE LESSOR.

THE LESSEE agrees that upon such termination of Lease, THE LESSEE shall be left with no right or interest over Demised Premises."

2.23
That Clause 31.4 of the Lease Deed stands substituted with the following clause and accordingly Clause 31.4 reads as under:

“31.4. It is further agreed by THE LESSEE that THE LESSOR shall be entitled to adjust Security Deposits deposited by THE LESSEE under this Lease Deed against any/ all sums due to THE LESSOR in respect of Undisputed Amount(s), including Monthly Rent and Maintenance Charges for the un-expired period of Lease Term, Taxes for Demised Premises, interests, damages etc. In the event the aggregate of arrears of Monthly Rent, any other sum due and payable and the above-mentioned costs / expenses exceed the amount deposited as Security posits under this Lease Deed, then THE LESSEE shall pay to THE LESSOR to the extend of such Undisputed Amount(s) due to THE LESSOR over and above the amount deposited as Security Deposits.”

2.24
That a new clause stands added after the Clause 32 of Lease Deed as Clause 32 A and accordingly Clause 32 A reads as under:

“32A THE LESSOR shall not have the right to terminate Lease until expiry of Lock-in period except in accordance with Clause 31.1. After the expiry of the Lock-in period, THE LESSOR shall be liable to give a prior written notice for the Notice Period to THE LESSEE except where the termination is pursuant to Clause 31.1 and 31.2."

2.25
That Clause 35.1 of the Lease Deed stands substituted with the following clause and accordingly Clause 35.1 reads as under:

“35.1. THE LESSEE shall have the option to renew this Lease Deed for Lease Renewal Term(s) on the similar terms and conditions as contained in this Lease Deed and such renewal shall be permitted by THE LESSOR, provided that:

(a)
THE LESSEE has communicated to THE LESSOR by a written notice at least six (6) months prior to the expiry of Lease Term its intention to renew Lease for Lease Renewal Term; and
(b)
THE LESSEE has been performing all its obligations under this Lease Deed to the satisfaction of THE LESSOR including but not limited to payment of all dues in respect of Undisputed Amount(s)."
2.26
That Clause 35.2 of the Lease Deed stands substituted with following clause and accordingly Clause 35.2 reads as under:

“35.2. THE LESSEE acknowledges and agrees that the renewal shall not be permitted if any Undisputed Amount(s) under this Lease Deed is due and payable by THE LESSEE."

2.27
That Clause 36 of the Lease Deed stands substituted with the following clause and accordingly Clause 36 reads as under:

“36. THE LESSEE represents, undertakes and assures to THE LESSOR that it shall hold THE LESSOR harmless and defend any and all action, suits, proceedings, claims, judgments etc. against THE LESSOR brought about by any third party for any IPR infringement by THE LESSEE."

2.28
That the contents of Clause 45 of the Lease Deed stands substituted with the words "NOT USED" and accordingly Clause 45 reads as under:

“45. NOT USED”

2.29
That Clause 49 of the Lease Deed stands substituted with the following clause and accordingly Clause 49 reads as under:

“49 DISPUTE RESOLUTION:

The District Courts at Gurgaon and the Punjab and Haryana High Court at Chandigarh alone shall have the jurisdiction concerning all matters in this Lease Deed.”

2.30
That Clause 50.6 of the Lease Deed stands modified to the effect that the term “LOI” appearing in Clause 50.6 stands deleted and substituted with the term “EOI” and accordingly Clause 50.6 reads as under:

“50.6 This Lease Deed along with the annexure(s) constitutes the entire agreement between the Parties and revokes and supersedes all previous discussions, written or oral, correspondence, EOI and/ or any/ all agreements understanding deeds etc. between the Parties.”

2.31
That the description at the following serial nos. of Annexure-C-I of the lease Deed stands modified/substituted and accordingly the description at the respective serial nos. reads as under:

ANNEXURE C-I

S. No.	ITEM	DESCRIPTION
10.	Monthly Rent

During the Lease Term:

•
1st Year, i.e. from 15.09.2024 till 14.09.2025: Rs. 28,51,140/- (Rupees Twenty-Eight Lac Fifty-One Thousand One Hundred And Forty only) calculated at the rate of Rs. 122/- per square foot per month/ Rs. 1,313.208/-per square meter per month (Rupees One Hundred And Twenty-Two only per square foot per month/ Rupees One Thousand Three Hundred Thirteen And Paise Two Hundred And Eight only per square meter per month) of Gross Leasable Area of Demised Premises.

•
2nd Year, i.e. from 15.09.2025 till 14.09.2026: Rs. 29,79,441.30/- (Rupees Twenty-Nine Lac Seventy-Nine Thousand Four Hundred Forty-One And Paise Thirty only) calculated at the rate of Rs. 127.49/- per square foot per month/ Rs. 1,372.30/-per square meter per month (Rupees One Hundred Twenty-Seven And Paise Forty-Nine only per square foot per month/ Rupees One Thousand Three Hundred Seventy-Two And Paise Thirty only per square meter per month) of Gross Leasable Area of Demised Premises.

•
3rd Year, i.e. from 15.09.2026 till 14.09.2027: Rs. 31,13,585.16/- (Rupees Thirty-One Lac Thirteen Thousand Five Hundred Eighty-Five And Paise Sixteen only) calculated at the rate of Rs. 133.23/- per square foot per month/ Rs. 1,434.08/-per square meter per month (Rupees One Hundred Thirty-Three And Paise Twenty-Three only per square foot per month/ Rupees One Thousand Four Hundred Thirty-Four And Paise Eight only per square meter per month) of Gross Leasable Area of Demised Premises.

•
4th Year, i.e. from 15.09.2027 till 14.09.2028: Rs. 32,53,571.40/- (Rupees Thirty-Two Lac Fifty-Three Thousand Five Hundred Seventy-One And Paise Forty only) calculated at the rate of Rs. 139.22/- per square foot per month/ Rs. 1,498.56/-per square meter per month (Rupees One Hundred Thirty-Nine And Paise Twenty-Two only per square foot per month/ Rupees One Thousand Four Hundred Ninety-Eight And Paise Fifty-Six only per square meter per month) of Gross Leasable Area of Demised Premises.

•
5th Year, i.e. from 15.09.2028 till 14.09.2029: Rs. 34,00,101.30/- (Rupees Thirty-Four Lac One Hundred One And Paise Thirty only) calculated at the rate of Rs. 145.49/- per square foot per month/ Rs. 1,566.05/-per square meter per month (Rupees One Hundred Forty-Five And Paise Fourteen only per square foot per month/ Rupees One Thousand Five Hundred Sixty-Six And Paise Five only per square meter per month) of Gross Leasable Area of Demised Premises.

11.	Car Parking Charges Additional Car Parking Charges

Rs. 1,61,000/- (Rupees One Lac And Sixty-One Thousand only) for Twenty-Three (23) car parking spaces(s) at Rs. 7,000/- per car parking space per month. (Rupees Seven Thousand only) per car parking space per month.

Any additional car parking space(s), subject to availability, shall be provided at the rate of Rs. 8,000/- (Rupees Eight Thousand only) per additional car parking space per month.

13.	Lease Renewal Term(s) and Escalation(s)

Renewal terms:

One (01) term of Four (04) years.

Escalations:

During Lease Term and Lease Renewal Term, (if any), Monthly Rent, Car Parking Charges, Maintenance Charges, Façade Signage Charges, if any, IFRSD etc., shall be enhanced at the end of 12th, 24th, 36th, 48th, 60th, 72nd, 84th, 96th and 108th month from Lease Commencement Date by 4.5% over and above last payable respective amount.

Interest Free Refundable Security Deposit shall always be equivalent to six (06) months' corresponding Monthly Rent and upon escalation as mentioned hereinabove, the differential amount shall be payable by THE LESSEE on or before such escalation.

14.	Interest Free Refundable Security Deposit (IFRSD)

Rs. 1,71,06,840/- (Rupees One Crore Seventy-One Lac Six Thousand Eight Hundred And Forty only) calculated at the rate of Rs. 122/- per square foot per month / Rs. 1,313.20/- per square meter per month (Rupees One Hundred And Twenty-Two only per square foot per month/ Rupees One Thousand Three Hundred Thirteen And Paise Twenty only per square meter per month) of Gross Leasable Area of Demised Premises in the following manner:

Payment on signing of EOI: Two (02) Months Monthly Rent amounting to Rs. 57,02,280/- (Rupees Fifty-Seven Lac Two Thousand Two Hundred And Eighty only).

On signing of Lease Deed: Four (04) Months’ Monthly Rent amounting to Rs. 1,14,04,560/- (Rupees One Crore Fourteen Lac Four Thousand Five Hundred And Sixty only).

IFRSD shall always be equivalent to Six (06) months’ corresponding Monthly Rent of Demised Premises as prevailing at any point of time during Lease Term. Further, upon escalation in Monthly Rent as mentioned at serial number 13 hereinabove, the differential amount shall be payable by THE LESSEE on or before such escalation.

27.	Lock-in period	36 (Thirty-Six) months from Lease Commencement Date (excluding Notice period).
28.	Notice Period	Six (06) months (Notwithstanding anything stated in the Lease Deed, the notice for termination to be served after expiry of Lock-in period).

36.	EOI	08th August 2024
37.	Payments Details

THE LESSEE undertakes to provide payment details along with TDS deduction as applicable against every payment made by THE LESSEE under the Lease Deed during the Lease Term and the Lease Renewal Term, if any.

3.
That reference to the words “VAT, Sales Tax, Service Tax” anywhere in the Lease Deed shall stand substituted with the word “Goods & Services Tax”, (“GST”).

4.
All other terms and conditions of the Lease Deed shall remain valid and the same shall be binding on both THE LESSOR and THE LESSEE.

5.
This Addendum along with Annexures thereto (if applicable) shall be a part and parcel of the Lease Deed and shall be binding on the Parties. In case of any inconsistency between the contents of the Lease Deed and this Addendum the contents of this Addendum shall prevail to the extent of inconsistency.

6.
All costs, charges, expenses including penalties, payable on or in respect of execution and registration of this Addendum, shall be borne and paid by THE LESSEE, who shall be responsible for compliance of the provisions of the Indian Stamp Act, 1899 and Registration Act, 1908, as well as applicable local laws of India.

IN WITNESS WHEREOF, THE LESSOR and THE LESSEE hereto have signed these presents on date, month, year and place written above.

For M/s DLF Cyber City Developers Limited	For M/s MakeMyTrip (India)
Private Limited

/s/ Raghav Sawhney /s/ Nitish Raj Srivastava	/s/ Vikash Kumar Tiwari
(Raghav Sawhney) & (Nitish Raj Srivastava)	(Vikash Kumar Tiwari)

Authorized Signatories	Authorized Signatory

Witnesses:
1.	1.

2.	2.